Exhibit
10.12

                              SEPARATION AGREEMENT


     AGREEMENT between DA CONSULTING, GROUP, INC., a Texas corporation (the "Company"), and John Mitchell ("Executive"),

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Company desires to retain certain key employee personnel and, accordingly, the Board of Directors of the Company (the "Board") has approved the Company entering into a separation agreement with Executive in order to encourage Executive's continued service to the Company; and

     WHEREAS, Executive is prepared to perform such services in return for specific arrangements with respect to separation compensation and other benefits;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

     1.     Definitions.
            -----------

          (a) "Change in Control" means (i) any merger, consolidation, or reorganization in which the Company is not the surviving entity (or survives only as a subsidiary of an entity), (ii) any sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company to any other person or entity (in one transaction or a series of related transactions), (iii) dissolution or liquidation of the Company, (iv) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board, or (v) any event that is reported by the Company under Item 1 of a Form 8-K filed with the Securities and Exchange Commission; provided, however, that the term "Change in Control" shall not include any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction involving solely the Company and one or more previously wholly-owned subsidiaries of the Company unless such matter is described in clause (v) above.

          (b) "Change in Duties" shall mean the occurrence, on the date upon which a Change in Control occurs or within two years thereafter, of any one or more of the following:

               (i) A significant reduction in the nature or scope of Executive's authorities or duties from those applicable to Executive immediately prior to the date on which a Change in Control occurs;

               (ii) A reduction in Executive's annual base salary from that provided to Executive immediately prior to the date on which a Change in Control occurs;


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               (iii)     A  diminution in Executive's eligibility to participate
     in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation which are the greater of (A) the opportunities provided by the Company (including its subsidiaries) for executives with comparable duties or (B) the opportunities under any such plans under which Executive was participating immediately prior to the date on which a Change in Control occurs;

               (iv) A diminution in employee benefits (including but not limited to medical, dental, life insurance, and long-term disability plans) and perquisites applicable to Executive from the greater of (A) the employee benefits and perquisites provided by the Company (including its subsidiaries) to executives with comparable duties or (B) the employee benefits and perquisites to which Executive was entitled immediately prior to the date on which a Change in Control occurs; or

               (v) A change in the location of Executive's principal place of employment by the Company by more than 50 miles from the location where Executive was principally employed immediately prior to the date on which a Change in Control occurs.

     As used in this section, executives with comparable duties shall mean executives reporting directly to the Executive.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d)     "Compensation"  shall  mean  the  greater  of:

               (i) Executive's annual base salary at the rate in effect immediately prior to the date on which a Change in Control occurs;

               (ii) Executive's annual base salary at the rate in effect sixty days prior to the date of Executive's Involuntary Termination; or

               (iii) Executive's annual base salary at the rate in effect at the time of Executive's Involuntary Termination.

          (e) "Involuntary Termination" shall mean any termination of Executive's employment with the Company which:

               (i) does not result from a resignation by Executive (other than a resignation pursuant to clause (ii) of this subparagraph (e)); or

               (ii) results from a resignation by Executive on or before the date which is sixty days after the date upon which Executive receives notice of a Change in Duties;

provided, however, the term "Involuntary Termination" shall not include a Termination for Cause or any termination as a result of death, disability under circumstances entitling Executive to benefits under the Company's long-term disability plan, or Retirement.


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          (f)     "Retirement"  shall  mean  Executive's resignation on or after the  date  Executive  reaches  age  sixty-five.

          (g) "Separation Amount" shall mean the greater of One Hundred Ninety Five Thousand Pounds ((British pounds) 195,000.00) or Executive's annual salary as in effect on the date of Executive's Involuntary Termination.

          (h) "Termination for Cause" shall mean Executive (i) has engaged in gross negligence or willful misconduct in the performance of Executive's duties, (ii) has willfully refused without proper legal reason to perform Executive's duties and responsibilities, (iii) has materially breached any material provision of any agreement between the Company and Executive, including without limitation paragraph 2 herein, (iv) has materially breached any material corporate policy maintained and established by the Company that is of general applicability to the Company's executive employees, (v) has willfully engaged in conduct that Executive knows or should know is materially injurious to the Company or any of its affiliates, or (vi) has engaged in illegal conduct or any act of serious dishonesty which adversely affects, or reasonably could in the future adversely affect, the value, reliability, or performance of Executive in a material manner; provided, however, that in no event shall a termination of Executive's employment constitute a "Termination for Cause" unless such termination is approved by at least two-thirds of the members of the Board after Executive has been given written notice by the Company of the specific reason for such termination and an opportunity for Executive, together with Executive's counsel, to be heard before the Board. Members of the Board may participate in any hearing that is required pursuant to this subparagraph (h) by means of conference telephone or similar communications equipment by means of which all persons participating in the hearing can hear and speak to each other; provided, however, that at least one-half of the members of the Board shall attend the hearing in person.

          (i) "Welfare Benefit Plans" shall mean the medical, dental, life insurance, accidental death and dismemberment, and long-term disability plans provided by the Company to its active employees.

     2.     Services.  Executive agrees that Executive shall (a) render services
            --------
to the Company (as well as any subsidiary thereof or successor thereto) during the period of Executive's employment to the best of Executive's ability and in a prudent and businesslike manner and (b) devote substantially the same time, efforts, and dedication to Executive's duties as heretofore devoted.

     3.     Separation  Benefits.  If  Executive's  employment by the Company or
            --------------------
any successor thereto shall be subject to an Involuntary Termination that occurs on the date upon which a Change in Control occurs or within two years thereafter, then Executive shall be entitled to receive, as additional compensation for services rendered to the Company (including its subsidiaries), the following separation benefits:

          (a) A lump sum cash payment in an amount equal to the Separation Amount, which shall be paid to Executive on or before the thirty-first day after the last day of Executive's employment with the Company.


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          (b)     All of the outstanding stock options granted by the Company to
Executive shall become immediately exercisable in full upon Executive's termination of employment and for a period of three months thereafter or for such greater period as may be provided in the plan or plans pursuant to which such stock options were granted (but in no event shall any such stock option be exercisable after the expiration of the original term of such stock option).

          (c)     A  lump  sum cash payment in an amount equal to the greater of
(1) the Company's cost of coverage for Executive and those of Executive's dependents (including Executive's spouse) who were covered, under the Welfare Benefit Plans on the day prior to Executive's Involuntary Termination or (2) the Company's cost of such coverage paid immediately prior to the Change in Control, for a period of two years. Nothing herein shall be deemed to affect adversely in any way the rights of Executive and Executive's eligible dependents to health care continuation coverage as required pursuant to Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          (d) Executive shall be entitled to receive out-placement services in connection with obtaining new employment up to a maximum cost of Twenty Thousand Pounds ( 20,000.00) (which shall be paid directly by the Company to the provider of such services).

     4.     Interest  on  Late Benefit Payments.  If any payment provided for in
            -----------------------------------
Paragraph 3 hereof is not made when due, the Company shall pay to Executive interest on the amount payable from the date that such payment should have been made under such paragraph until such payment is made, which interest shall be calculated at the rate of 1% per month (with a partial month counting as a full month).

     5.     Certain  Additional  Payments  by  the  Company.  Notwithstanding
            -----------------------------------------------
anything to the contrary in this Agreement, in the event that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to Executive an additional payment (a "Gross-up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. The Company and Executive shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Executive shall notify the Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require the Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Company and Executive) within ten days of the receipt of such claim. The Company shall notify Executive in writing at least ten days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If the Company decides to contest such claim, Executive shall cooperate fully with the Company in such action; provided, however, the Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Company's action. If, as a result of the Company's action with respect to a claim, Executive receives a refund of any amount paid by the Company with respect to such claim, Executive shall promptly pay such refund to the Company. If the Company fails to timely notify Executive whether it will contest such claim or the Company determines not to contest such claim, then the Company shall immediately pay to Executive the portion of such claim, if any, which it has not previously paid to Executive.


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     6.     General.
            -------

          (a)     Term.  The  effective date of this Agreement is April 4, 2000.
                  ----
Within sixty days from and after the expiration of two years after said effective date and within sixty days after each successive two-year period of time there-after that this Agreement is in effect, the Company shall have the right to review this Agreement, and in its sole discretion either continue and extend this Agreement, terminate this Agreement, or offer Executive a different agreement. The Compensation Committee of the Board (excluding any member of such committee who is covered by this Agreement or by a similar agreement with the Company) will vote on whether to so extend, terminate, or offer Executive a different agreement and will notify Executive of such action within said sixty-day time period mentioned above. This Agreement shall remain in effect until so terminated or modified by the Company. Failure of the Compensation Committee of the Board to take any action within said sixty days shall be considered as an extension of this Agreement for an additional two-year period of time. Notwithstanding anything to the contrary contained in this "sunset provision," it is agreed that if a Change in Control occurs while this Agreement is in effect, then this Agreement shall not be subject to termination or modification under this "sunset provision," and shall remain in force for a period of two years after such Change in Control, and if within said two years the contingency factors occur which would entitle Executive to the benefits as provided herein, this Agreement shall remain in effect in accordance with its terms. If, within such two years after a Change in Control, the contingency factors that would entitle Executive to said benefits do not occur, thereupon this two-year "sunset provision" shall again be applicable with the sixty-day time period for action by the Compensation Committee of the Board to thereafter commence at the expiration of said two years after such Change in Control and on each two-year anniversary date thereafter.

          (b)     Indemnification.  If Executive shall obtain any money judgment
                  ---------------
or otherwise prevail with respect to any litigation brought by Executive or the Company to enforce or interpret any provision contained herein, the Company, to the fullest extent permitted by applicable law, hereby indemnifies Executive for Executive's reasonable attorneys' fees and disbursements incurred in such litigation and hereby agrees (i) to pay in full all such fees and disbursements and (ii) to pay prejudgment interest on any money judgment obtained by Executive from the earliest date that payment to Executive should have been made under this Agreement until such judgment shall have been paid in full, which interest shall be calculated at the rate of 1% per month (with a partial month counting as a full month).

          (c)     Payment  Obligations.  The  Company's  obligation  to  pay (or
                  --------------------
cause one of its subsidiaries to pay) Executive the amounts and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company (including its subsidiaries) may have against Executive or anyone else. All amounts payable by the Company (including its subsidiaries hereunder) shall be paid


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without  notice  or  demand.  Executive  shall  not  be  obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement. Provided, however, that if Executive receives or is entitled to receive payments or benefits as a result of Involuntary Termination from any company affiliated with the Company, all such payments and benefits shall be credited against the Company's obligations pursuant to this Agreement.

          (d)     Successors.  This Agreement shall be binding upon and inure to
                  ----------
the benefit of the Company and any successor of the Company, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of Executive and Executive's estate. If Executive shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to Executive's estate.

          (e)     Severability.  Any  provision  in  this  Agreement  which  is
                  ------------
prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (f)     Non-Alienation.  Executive shall not have any right to pledge,
                  --------------
hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

          (g)     Notices.  Any  notices or other communications provided for in
                  -------
this Agreement shall be sufficient if in writing. In the case of Executive, such notices or communications shall be effectively delivered if hand delivered to Executive at Executive's principal place of employment or if sent by registered or certified mail to Executive at the last address Executive has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

          (h)     Controlling  Law.  This  Agreement  shall  be governed by, and
                  ----------------
construed in accordance with, the laws of the State of Texas without regard to conflict of law.

          (i)     Full Settlement; Withholding.  If Executive is entitled to and
                  ----------------------------
receives the benefits provided hereunder, performance of the obligations of the Company hereunder will constitute full settlement of all claims that Executive might otherwise assert against the Company on account of Executive's termination of employment. Any separation benefits paid pursuant to this Agreement shall be deemed to be a separation payment and not "Compensation" for purposes of determining benefits under the Company's qualified plans (unless and to the extent that any such qualified plan expressly provides otherwise), and shall be subject to any required tax withholding.

          (j)     Unfunded Obligation.  The obligation to pay amounts under this
                  -------------------
Agreement is an unfunded obligation of the Company (including its subsidiaries), and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of the Company (including its subsidiaries).


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          (k)     Not  a  Contract  of  Employment.  This Agreement shall not be
                  --------------------------------
deemed to constitute a contract of employment, nor shall any provision hereof affect (i) the right of the Company (or its subsidiaries) to discharge Executive at will or (ii) the terms and conditions of any other agreement between the Company and Executive except as provided herein.

          (l)     Number and Gender.  Wherever appropriate herein, words used in
                  -----------------
the singular shall include the plural and the plural shall include the singular. The masculine gender where appearing herein shall be deemed to include the feminine gender.

     IN  WITNESS WHEREOF, the parties hereto have executed this Agreement on the
   15   day of  May   , 2000.
-------       --------

                                        "EXECUTIVE"


                                        /s/  J Mitchell
                                        ----------------------------------------

                                        "COMPANY"

                                        DA  CONSULTING  GROUP,  INC.



                                        By:  /s/  V.L. Pierpont
                                            ------------------------------------
                                            Name:  V.L. Pierpont
                                                 -------------------------------
                                            Title:  Chairman
                                                  ------------------------------



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